John W. Royston
                       1720 Kaliste Saloom Road, Suite D-6
                               Lafayette, La 70508
                                 (337) 849-4485




August 12, 2005


Marmion Industries, Inc.
d/b/a Marmion Air Service, Inc.
9103 Emmott Road, Suite 6-A
Houston, Tx 77040


                                 Re:  Resignation


Please be advised that effective August 12, 2005 at 10:00am, CST, I hereby formally resign as Vice President and as a Director of the Board of Marmion Industries, Inc. d/b/a Marmion Air Service, Inc.

Wishing you continued success, I am,

Sincerely,


John W. Royston


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